Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into this      day of             , 2004 by and between Venture Catalyst Incorporated, a Utah corporation (the “Company”), and                      (“Indemnitee”).

Recitals

A. Indemnitee performs a valuable service to the Company in his capacity as [a director/an officer] of the Company.

B. The Amended and Restated Articles of Incorporation, as amended (the “Articles”), and the Amended and Restated Bylaws (the “Bylaws”) of the Company provide for the indemnification of the officers and directors of the Company as authorized by the Utah Revised Business Corporation Act (the “Act”).

C. The Bylaws and the Act, by their non-exclusive nature, permit contracts between the Company and the members of its Board of Directors with respect to indemnification of such directors.

D. In accordance with the authorization as provided by the Act, the Company has purchased or will purchase and maintain a policy or policies of Directors and Officers Liability Insurance (“D & O Insurance”), covering certain liabilities which may be incurred by its directors and officers in the performance as directors of the Company.

E. As a result of developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent of protection afforded members of the Board of Directors by such D & O Insurance and by statutory and bylaw indemnification provisions.

F. In order to induce Indemnitee to continue to serve as [a director/an officer] of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Indemnitee.

Agreement

NOW, THEREFORE, in consideration of Indemnitee’s continued service as a director after the date hereof, the parties hereto agree as follows:

1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the Act, as may be amended from time to time.

2. Additional Indemnity. Subject only to the exclusions set forth in Section 3 hereof, the Company hereby further agrees to hold harmless and indemnify Indemnitee:

(a) against any and all expenses (including attorneys’ fees), witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b) otherwise to the fullest extent as may be provided to Indemnitee by the Company under the non-exclusivity provisions of the Bylaws and the Act.

3. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Company:

(a) except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of such losses for which the Indemnitee is indemnified pursuant to Section 1 hereof or pursuant to any D & O Insurance purchased and maintained by the Company;

(b) in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(c) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(d) on account of Indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

(e) on account of Indemnitee’s conduct which is the subject of an action, suit or proceeding described in Section 7(c)(ii) hereof;

(f) on account of any action, claim or proceeding (other than a proceeding referred to in Section 8(b) hereof) initiated by the Indemnitee unless such action, claim or proceeding was authorized in the specific case by action of the Board of Directors; or

(g) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication).

4. Contribution. If the indemnification provided in Sections l and 2 hereof is unavailable by reason of a Court decision described in Section 3(g) hereof based on grounds other than any of those set forth in paragraphs (b) through (f) of Section 3 hereof, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

5. Continuation of Obligations. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director of the Company or was serving in any other capacity referred to herein.

6. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a) the Company will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

7. Advancement and Repayment of Expenses.

(a) In the event that Indemnitee employs his own counsel pursuant to Section 6(b)(i) through (iii) above, the Company shall advance to Indemnitee, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Indemnitee for such expenses; provided that, to the extent required by the Act, the payment of expenses in advance of the final disposition of the proceeding shall be made only (i) upon receipt of an undertaking by Indemnitee to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified under this Agreement or otherwise, (ii) upon receipt of a written affirmation from the Indemnitee of the Indemnitee’s good faith belief that the Indemnitee has met the applicable standard of conduct described in Section 16-10a-902 of the Act; and (iii) the Company’s Board of Directors makes a determination that the facts then known to the Board would not preclude indemnification under the Act.

(b) Notwithstanding the foregoing, the Company shall not be required to advance such expenses to Indemnitee if Indemnitee (i) commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) is a party to an action, suit or proceeding brought by the Company and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee’s fiduciary or contractual obligations to the Company, or any other willful and deliberate breach in bad faith of Indemnitee’s duties to the company or its shareholders.

8. Enforcement.

(a) the Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to serve or to continue to serve as a director of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

(b) In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee’s reasonable fees and expenses in bringing and pursuing such action.

9. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

10. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other rights which Indemnitee may have or hereafter acquire under any statute, provision of the Articles or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

11. Survival-of Rights. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Company and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

12. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any or all of the provisions hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof or the obligation of the Company to indemnify the Indemnitee to the full extent provided by the Bylaws or the Act.

13. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Utah.

14. Binding Effect. This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

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[SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:	VENTURE CATALYST INCORPORATED, a Utah corporation

By:
Name:
Title:

INDEMNITEE:
[ ]

SCHEDULE TO EXHIBIT 10.1

Venture Catalyst Incorporated entered into Indemnification Agreements with several officers and directors, each substantially identical to Exhibit 10.1 except that the Indemnitee, the date of the Indemnification Agreements and the position of the Indemnitees are as follows:

Indemnitee	Title	Date of Agreement
John Farrington	Director	December 3, 2004
Jana McKeag	Officer & Director	December 3, 2004
Greg Shay	Officer & Director	December 3, 2004
Cornelius E. (“Neil”) Smyth	Director	December 3, 2004
L. Donald Speer, II	Officer & Director	December 3, 2004
Andrew B. Laub	Officer	December 3, 2004
Kevin McIntosh	Officer	December 3, 2004
Javier Saenz	Officer	December 3, 2004